Exhibit n.8
Consent of Independent Registered Public Accountants
We consent to the use in this Pre-Effective Amendment No. 8 to Registration Statement No. 333-138051 on Form N-2 of our report dated October 31, 2006 relating to the financial statements of GSC Investment LLC and to the reference to us under the heading “Independent Registered Public Accountants” appearing in such Registration Statement.
/s/ Ernst & Young LLP
Ernst & Young LLP
New York, New York
March 23, 2007